EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

SodaStream International Ltd:

We consent to the incorporation by reference in the registration statements (No. 333-170299, No. 333-190655, 333-195578 and 333-208811) on Form S-8 of SodaStream International Ltd. of our report dated April 14, 2016, with respect to the consolidated balance sheets of SodaStream International Ltd. and subsidiaries as of December 31, 2014 and 2015, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the annual report on Form 20-F of SodaStream International Ltd. for the year ended December 31, 2015.

/s/ Somekh Chaikin

Somekh Chaikin

Certified Public Accountants (Isr.)

A Member Firm of KPMG International

Tel Aviv, Israel

April 14, 2016